Exhibit 99.1

NEWS RELEASE

For Immediate Release
Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Website:	www.onebeacon.com

ONEBEACON REPORTS $11.56 BOOK VALUE PER SHARE

HAMILTON, Bermuda (February 3, 2012) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $11.56, an increase of 1.7% for the fourth quarter and 3.1% through twelve months, including dividends.

Mike Miller, CEO of OneBeacon, said “Our financial results for the quarter were disappointing due to a number of negative items outside of our core Specialty business. Our bottom line was hurt by an increase in our runoff reserves, principally for ULAE, and by a decrease in the level of overfunding of our pension plan. Our Specialty results were quite strong at an 85% combined ratio for the quarter and 92% for the year, with good net premium growth of 12% and 8%, respectively. Investment results were solid given the positioning of our portfolio. We enter 2012 with a profitable and growing Specialty business and a strong balance sheet in what we hope will be a continued improving market.”

For the fourth quarter, comprehensive income was $19 million, net income was $31 million and operating income was $15 million, or $0.16 per share. For the year ended December 31, 2011, comprehensive income was $44 million, net income was $55 million and operating income was $48 million, or $0.51 per share. Operating income is a non-GAAP financial measure which is explained later in this release.

OneBeacon’s fourth quarter and full-year results reflect the impact of an $11 million after tax decrease in the qualified pension plan’s overfunded status driven by a decline in value of the investment assets in the plan, and a $1 million after tax increase in the estimated loss on the announced sale of AutoOne.  Full-year results were also impacted by an $8 million after tax loss from the purchase of a portion of the Senior Notes and a $19 million after tax charge for the estimated loss on the sale of AutoOne.

Insurance Operations: The fourth quarter GAAP combined ratio was 100.3%, compared to 96.1% for the fourth quarter of 2010, and 95.8% through December 31, 2011 compared to 99.9% for the full-year 2010. The increase in the fourth quarter reflects an 11 point increase in the loss and LAE ratio, partially offset by a 7 point decrease in the expense ratio, primarily related to other underwriting expenses. A detailed review of runoff expenses resulted in a $37 million or 14 point increase in runoff loss and LAE reserves, which was partially offset by a $15 million or 6 point decrease in specialty loss and LAE reserves.  In contrast, the fourth quarter of 2010 benefited from 6 points of favorable loss reserve development.  For the full year, the favorable variance in the combined ratio was due to a 4 point decrease in the loss and LAE ratio, primarily related to improved noncatastrophe current accident year results. Loss reserve development for the full year had no impact on the combined ratio, while results for 2010 included 4 points of favorable loss reserve development.

Fourth quarter net written premiums were $241 million as compared to $216 million for the fourth quarter of 2010, driven by a 12% increase in Specialty Insurance Operations’

premiums. Several business units experienced particularly strong growth; specifically, OneBeacon Technology Insurance, OneBeacon Government Risks and OneBeacon Accident Group.

For the twelve months ended December 31, 2011, net written premiums were $1,063 million as compared to $1,159 million for the comparable period last year, reflecting the sale of the traditional personal lines business in July 2010. Specialty Insurance Operations’ premiums were $1,063 million compared to $988 million, an increase of 8% over the prior year.

Consolidated Investment Results:  OneBeacon’s fourth quarter total return on invested assets was 1.5% compared to 0.6% for the fourth quarter of 2010. These results included net realized and unrealized investment gains of $24 million and net investment income of $16 million, compared to net realized and unrealized investment losses of $5 million and net investment income of $22 million for the fourth quarter of 2010. The average market value of invested assets was $2.8 billion in the fourth quarter of 2011 as compared to $3.3 billion in the fourth quarter of 2010, reflecting the impact of the company’s capital management activities and payments on runoff reserves.

For the full year, total return on invested assets was 3.0% compared to 4.9% through twelve months of 2010. These results included net realized and unrealized investment gains of $11 million and net investment income of $71 million, compared to net realized and unrealized investment gains of $75 million and net investment income of $97 million through December 31, 2010. The average market value of invested assets was $3.0 billion through full year 2011 as compared to $3.7 billion through December 31, 2010, reflecting the impact of the company’s capital management activities, the sale of traditional personal lines in July 2010 and payments on runoff reserves.

Recent Developments:  In January 2012, OneBeacon completed the sale of one of its subsidiaries, OneBeacon Holdings (Luxembourg) S.à.r.l., to a subsidiary of White Mountains Insurance Group, Ltd.  As a result of completing the sale, OneBeacon expects book value per share to increase by $0.14.

Company to Host Webcast:  OneBeacon will host its fourth quarter and full-year 2011 webcast for analysts and investors at 10:00 a.m. ET on Friday, February 3. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s website: www.onebeacon.com. An audio playback of the teleconference will be available on the website shortly following the webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. The company’s businesses include OneBeacon Professional Insurance, International Marine Underwriters, OneBeacon Accident Group, OneBeacon Entertainment, OneBeacon Energy Group, OneBeacon Government Risks, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Insurance, OneBeacon Specialty Property, OneBeacon Property and Inland Marine, and OneBeacon Excess and Surplus Lines. The company also offers products and services to assigned risk markets through its AutoOne division. OneBeacon’s insurance businesses are national in scope.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	December 31,	September 30,	December 31,
	2011	2011	2010
Assets
Investment securities:
Fixed maturity investments	$1,886.2	$2,019.3	$2,415.5
Short-term investments	320.0	185.8	300.0
Common equity securities	266.5	244.5	285.3
Convertible bonds	79.8	80.9	93.8
Other investments	155.1	157.1	171.4
Total investments	2,707.6	2,687.6	3,266.0
Cash	54.9	63.0	33.6
Reinsurance recoverable on unpaid losses	2,167.5	2,239.1	1,893.2
Reinsurance recoverable on paid losses	16.5	13.7	44.5
Premiums receivable	230.9	243.7	275.0
Deferred acquisition costs	123.5	129.6	114.5
Ceded unearned premiums	10.7	11.5	113.9
Net deferred tax asset	93.6	122.2	101.2
Investment income accrued	14.1	13.3	19.4
Accounts receivable on unsettled investment sales	0.5	18.1	5.4
Other assets	269.2	260.3	300.0
Assets held for sale (1)	132.6	123.2	—

Total assets	$5,821.6	$5,925.3	$6,166.7

Liabilities
Loss and loss adjustment expense reserves	$3,358.6	$3,458.9	$3,295.5
Unearned premiums	528.0	559.4	627.5
Debt	269.7	269.7	419.6
Ceded reinsurance payable	23.4	24.3	149.3
Accounts payable on unsettled investment purchases	22.7	18.6	14.1
Other liabilities	397.7	381.8	411.8
Liabilities held for sale (1)	107.6	98.2	—

Total liabilities	4,707.7	4,810.9	4,917.8

OneBeacon’s common shareholders’ equity and noncontrolling interests

OneBeacon’s common shareholders’ equity:
Common shares and paid-in surplus	1,002.2	1,001.7	1,000.5
Retained earnings	108.5	97.9	228.2
Accumulated other comprehensive (loss) income, after tax:
Other comprehensive income and loss items	(10.9)	0.6	0.3
Total OneBeacon’s common shareholders’ equity	1,099.8	1,100.2	1,229.0

Total noncontrolling interests	14.1	14.2	19.9
Total OneBeacon’s common shareholders’ equity and noncontrolling interests	1,113.9	1,114.4	1,248.9

Total liabilities, OneBeacon’s common shareholders’ equity and noncontrolling interests	$5,821.6	$5,925.3	$6,166.7

(1)        Represents assets and liabilities being sold as part of the sale of the AutoOne business required to be presented separately in the December 31, 2011 and September 30, 2011 consolidated balance sheets.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010 (1)	2011	2010 (1)
Revenues:
Earned premiums	$264.3	$269.2	$1,015.5	$1,403.9
Net investment income	15.6	21.7	71.4	96.6
Net realized and unrealized investment gains (losses)	23.9	(5.0)	10.6	74.6
Net other (expenses) revenues	(0.1)	7.7	(10.7)	9.6

Total revenues	303.7	293.6	1,086.8	1,584.7
Expenses:
Loss and loss adjustment expenses	166.0	138.9	580.9	858.2
Policy acquisition expenses	57.9	63.3	219.0	311.6
Other underwriting expenses	41.2	56.5	173.3	233.1
General and administrative expenses	2.4	3.6	9.8	13.0
Interest expense on debt	4.1	6.2	20.5	29.6

Total expenses	271.6	268.5	1,003.5	1,445.5

Pre-tax income from continuing operations	32.1	25.1	83.3	139.2

Income tax benefit (expense)	0.9	(0.7)	(2.1)	(12.4)

Net income from continuing operations	33.0	24.4	81.2	126.8

Loss from discontinued operations, net of tax (2)	(1.5)	(1.5)	(5.9)	(6.9)
Loss from sale of discontinued operations, net of tax (2)	(1.0)	—	(19.2)	—

Net income including noncontrolling interests	30.5	22.9	56.1	119.9

Less: Net loss (income) attributable to noncontrolling interests	0.1	—	(1.0)	(1.6)

Net income attributable to OneBeacon’s common shareholders	30.6	22.9	55.1	118.3

Change in foreign currency translation	—	0.7	—	0.7
Change in other comprehensive income and loss items	(11.5)	5.9	(11.2)	5.8

Comprehensive income attributable to OneBeacon’s common shareholders	$19.1	$29.5	$43.9	$124.8

Earnings (loss) per common share - basic and diluted
Net income from continuing operations per share	$0.35	$0.26	$0.86	$1.34
Loss from discontinued operations, net of tax, per share	(0.02)	(0.02)	(0.06)	(0.07)
Loss from sale of discontinued operations, net of tax, per share	(0.01)	—	(0.20)	—
Net income attributable to OneBeacon’s common shareholders per share	0.32	0.24	0.58	1.25

Weighted average number of common shares outstanding (3)	95.1	94.4	94.8	94.8

(1)   Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

(2)          As a result of entering into a definitive agreement to sell the AutoOne business on August 30, 2011, results for AutoOne are reported as discontinued operations for all periods presented. During the three months and year ended December 31, 2011, OneBeacon recorded an estimated loss on sale of the AutoOne business of $1.6 million pre-tax $(1.0 million after tax) and $29.6 million pre-tax $(19.2 million after tax), respectively.

(3)          Weighted average common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Three Months Ended December 31, 2011

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$264.2	$0.1	$—	$264.3
Loss and loss adjustment expenses	(127.1)	(38.9)	—	(166.0)
Policy acquisition expenses	(59.7)	1.8	—	(57.9)
Other underwriting expenses	(37.8)	(3.4)	—	(41.2)

Underwriting income (loss)	39.6	(40.4)	—	(0.8)

Net investment income	—	—	15.6	15.6
Net realized and unrealized investment gains	—	—	23.9	23.9
Net other revenues (expenses)	0.1	—	(0.2)	(0.1)
General and administrative expenses	(0.4)	—	(2.0)	(2.4)
Interest expense on debt	—	—	(4.1)	(4.1)

Pre-tax income (loss)	$39.3	$(40.4)	$33.2	$32.1

For the Three Months Ended December 31, 2010

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$252.5	$16.7	$—	$269.2
Loss and loss adjustment expenses	(131.1)	(7.8)	—	(138.9)
Policy acquisition expenses	(59.4)	(3.9)	—	(63.3)
Other underwriting expenses	(45.1)	(11.4)	—	(56.5)

Underwriting income (loss)	16.9	(6.4)	—	10.5

Net investment income	—	—	21.7	21.7
Net realized and unrealized investment losses	—	—	(5.0)	(5.0)
Net other revenues (expenses)	1.3	6.5	(0.1)	7.7
General and administrative expenses	(0.8)	—	(2.8)	(3.6)
Interest expense on debt	—	—	(6.2)	(6.2)

Pre-tax income	$17.4	$0.1	$7.6	$25.1

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Year Ended December 31, 2011

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$1,012.1	$3.4	$—	$1,015.5
Loss and loss adjustment expenses	(548.4)	(32.5)	—	(580.9)
Policy acquisition expenses	(221.0)	2.0	—	(219.0)
Other underwriting expenses	(162.2)	(11.1)	—	(173.3)

Underwriting income (loss)	80.5	(38.2)	—	42.3

Net investment income	—	—	71.4	71.4
Net realized and unrealized investment gains	—	—	10.6	10.6
Net other revenues (expenses)	0.6	1.6	(12.9)	(10.7)
General and administrative expenses	(1.7)	—	(8.1)	(9.8)
Interest expense on debt	—	—	(20.5)	(20.5)

Pre-tax income (loss)	$79.4	$(36.6)	$40.5	$83.3

For the Year Ended December 31, 2010

			Investing,
	Specialty	Other	Financing
	Insurance	Insurance	and Corporate
	Operations	Operations	Operations	Total

Earned premiums	$979.2	$424.7	$—	$1,403.9
Loss and loss adjustment expenses	(539.6)	(318.6)	—	(858.2)
Policy acquisition expenses	(212.7)	(98.9)	—	(311.6)
Other underwriting expenses	(163.6)	(69.5)	—	(233.1)

Underwriting income (loss)	63.3	(62.3)	—	1.0

Net investment income	—	—	96.6	96.6
Net realized and unrealized investment gains	—	—	74.6	74.6
Net other revenues (expenses)	2.7	18.7	(11.8)	9.6
General and administrative expenses	(2.3)	(0.1)	(10.6)	(13.0)
Interest expense on debt	—	—	(29.6)	(29.6)

Pre-tax income (loss)	$63.7	$(43.7)	$119.2	$139.2

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

Three Months Ended December 31, 2011

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2) (3)	Consolidated Insurance Operations (3)
Net written premiums	$57.7	$98.7	$84.8	$241.2	$(0.6)	$240.6
Earned premiums	$72.5	$94.5	$97.2	$264.2	$0.1	$264.3

Ratios
Loss and loss adjustment expenses	40.3%	45.1%	56.9%	48.1%	n/m	62.8%
Expense	41.8%	35.4%	34.7%	36.9%	n/m	37.5%
GAAP combined	82.1%	80.5%	91.6%	85.0%	n/m	100.3%

Three Months Ended December 31, 2010

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2) (3)	Consolidated Insurance Operations (3)
Net written premiums	$51.3	$77.8	$87.3	$216.4	$(0.4)	$216.0
Earned premiums	$69.9	$79.2	$103.4	$252.5	$16.7	$269.2

Ratios
Loss and loss adjustment expenses	48.2%	50.9%	55.2%	51.9%	46.7	51.6%
Expense	46.6%	43.4%	36.3%	41.4%	91.6%	44.5%
GAAP combined	94.8%	94.3%	91.5%	93.3%	138.3%	96.1%

Year Ended December 31, 2011

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2) (3)	Consolidated Insurance Operations (3)
Net written premiums	$288.4	$376.9	$397.4	$1,062.7	$0.2	$1,062.9
Earned premiums	$276.6	$349.3	$386.2	$1,012.1	$3.4	$1,015.5

Ratios
Loss and loss adjustment expenses	48.0%	51.7%	60.8%	54.2%	n/m	57.2%
Expense	42.4%	38.2%	34.3%	37.9%	n/m	38.6%
GAAP combined	90.4%	89.9%	95.1%	92.1%	n/m	95.8%

Year Ended December 31, 2010

	MGA Business	Specialty Industries	Specialty Products	Specialty Insurance Operations (1)	Other Insurance Operations (2) (3)	Consolidated Insurance Operations (3)
Net written premiums	$269.2	$317.6	$401.2	$988.0	$171.0	$1,159.0
Earned premiums	$266.0	$302.2	$411.0	$979.2	$424.7	$1,403.9

Ratios
Loss and loss adjustment expenses	49.8%	54.0%	59.2%	55.1%	75.0%	61.1%
Expense	41.4%	41.8%	33.9%	38.4%	39.7%	38.8%
GAAP combined	91.2%	95.8%	93.1%	93.5%	114.7%	99.9%

(1)

Within Specialty Insurance Operations, OneBeacon reports its businesses through three major underwriting units, representing an aggregation of its specialty lines businesses. MGA Business includes Collector Cars and Boats, A.W.G. Dewar and OneBeacon Entertainment. Specialty Industries includes International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks and OneBeacon Energy Group. Specialty Products includes OneBeacon Professional Insurance, OneBeacon Property and Inland Marine, OneBeacon Specialty Property and OneBeacon Excess and Surplus.

(2)

Other Insurance Operations includes the nonspecialty commercial lines business that was subject to the renewal rights agreement with The Hanover that began with January 1, 2010 effective dates, the traditional personal lines business that was subject to the sale to Tower Group, Inc. completed July 1, 2010, and other run-off business. As Other Insurance Operations consists of business in run-off, GAAP ratios for the 2011 periods are not meaningful. For the three months ended December 31, 2011 and 2010, Other Insurance Operations reported an underwriting loss of $40.4 million and $6.4 million, respectively. For the years ended December 31, 2011 and 2010, Other Insurance Operations reported an underwriting loss of $38.2 million and $62.3 million, respectively.

(3)

As a result of entering into a definitive agreement to sell the AutoOne business on August 30, 2011, results for AutoOne are reported as discontinued operations in a single financial statement caption outside of underwriting results for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	December 31,	September 30,	December 31,
	2011	2011	2010
Numerator
OneBeacon’s common shareholders’ equity	$1,099.8	$1,100.2	$1,229.0

Denominator
Common shares outstanding (1)	95.1	95.1	94.4

Book value per share	$11.56	$11.57	$13.02

Change in book value per share, including dividends, in the quarter on an IRR basis (2)	1.7%

Growth in book value per share, including dividends, in the last twelve months on an IRR basis (3)	3.1%

(1)	Common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2)	Internal rate of return (IRR) calculated based on beginning book value per share, dividends paid and ending book value per share. Includes a quarterly dividend of $0.21 per share.

(3)

IRR calculated based on beginning book value per share, dividends paid and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share) and a special dividend of $1.00 per share paid in June 2011.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE INCOME, NET INCOME AND OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Comprehensive income attributable to OneBeacon’s common shareholders	$19.1	$29.5	$43.9	$124.8

Net income attributable to OneBeacon’s common shareholders	$30.6	$22.9	$55.1	$118.3

Weighted average common shares outstanding (1)	95.1	94.4	94.8	94.8

Net income attributable to OneBeacon’s common shareholders per share	$0.32	$0.24	$0.58	$1.25

Net income attributable to OneBeacon’s common shareholders	$30.6	$22.9	$55.1	$118.3
Less:
Net realized and unrealized investment gains and losses	(23.9)	5.0	(10.6)	(74.6)
Tax effect on net realized and unrealized investment gains and losses	8.4	(1.8)	3.7	26.1
Operating income (2)	$15.1	$26.1	$48.2	$69.8

Weighted average common shares outstanding (1)	95.1	94.4	94.8	94.8

Operating income per share (2)	$0.16	$0.28	$0.51	$0.74

(1) Weighted average common shares outstanding includes the impact of unvested restricted shares and also the impact of repurchases of Class A common shares made through the company’s share repurchase program.

(2) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 13.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

				Year Ended
				December 31, 2011
Numerator:
[A]	Comprehensive income attributable to OneBeacon’s common shareholders			$43.9

[B]	Operating income (1)			$48.2

		As of	As of
		December 31, 2011	December 31, 2010	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,099.8	$1,229.0	$1,164.4

	Less:
	Net unrealized gains and losses and net foreign currency gains and losses on investments (2)	(102.9)	(150.1)
	Tax effect on net unrealized gains and losses and net foreign currency gains and losses on investments	36.0	52.5
	Accumulated OCI/L, after-tax	10.9	(0.3)

[D]	Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,043.8	$1,131.1	$1,087.5

Returns:
	Comprehensive return on average OneBeacon’s common shareholders’ equity [ A / C]			3.8%

	Operating return on average adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after tax, and AOCI/L [ B / D]			4.4%

(1)	Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 13.
(2)

Net unrealized gains and losses and net foreign currency gains and losses on investments as of December 31, 2011 and 2010 includes unrealized gains and losses on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income attributable to OneBeacon’s common shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon’s common shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the company’s overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process. The reconciliation of net income attributable to OneBeacon’s common shareholders to operating income is included on page 11.

Operating income per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  Management believes that operating income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Net income attributable to OneBeacon’s common shareholders per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net income attributable to OneBeacon’s common shareholders to operating income is included on page 11. The calculation of operating income per share is also included on page 11.

Adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and losses and net foreign currency gains and losses on investments, after tax, and accumulated other comprehensive income or loss (AOCI/L), after tax, from OneBeacon’s common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and losses and net foreign currency gains and losses on investments and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s common shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s common shareholders’ equity excluding net unrealized investment gains and losses, after-tax, and AOCI/L, after tax, is included on page 12.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•      change in book value per share or return on equity;

•      business strategy;

•      financial and operating targets or plans;

•      incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•      projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•      expansion and growth of our business and operations; and

•      future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•      claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•      recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•      the continued availability and cost of reinsurance coverage;

•      the continued availability of capital and financing;

•      general economic, market or business conditions;

•      business opportunities (or lack thereof) that may be presented to it and pursued;

•      competitive forces, including the conduct of other property and casualty insurers and agents;

•      changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•      an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•      actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•      the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2010 filed February 28, 2011.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.